Exhibit 99

July 26, 2017
Phoenix, Arizona
Knight Transportation Reports Second Quarter 2017 Revenue and Earnings
Knight Transportation, Inc. (NYSE: KNX), one of North America’s largest and most diversified truckload transportation companies, today reported revenue and net income for the second quarter ended June 30, 2017.
Key financial highlights for the second quarter and first six months of 2017 and 2016 were as follows:
(dollars in thousands, except per share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2017	2016		Chg	2017	2016		Chg
Total Revenue	$273,243	$276,318		-1.1%	$544,425	$548,406		-0.7%
Revenue, excluding trucking fuel surcharge	$247,022	$253,859		-2.7%	$492,002	$507,442		-3.0%
Operating Income	$28,410	$38,081		-25.4%	$51,048	$76,808		-33.5%
Adjusted Operating Income(1)	$32,588	$38,081		-14.4%	$55,226	$76,808		-28.1%
Net Income attributable to Knight	$17,970	$24,918	*	-27.9%	$32,847	$47,935	*	-31.5%
Adjusted Net Income, attributable to Knight(2)	$20,577	$24,918	*	-17.4%	$35,454	$47,935	*	-26.0%
Earnings per diluted share	$0.22	$0.31		-28.3%	$0.40	$0.59		-31.6%
Adjusted earnings per diluted share(2)	$0.25	$0.31		-17.8%	$0.44	$0.59		-26.1%

* The second quarter and first six months of 2016 was recast to reflect the impact of the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting, to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences. The standard was early adopted in the fourth quarter of 2016, and impacted the income statement by reducing the income tax expense, while reducing additional paid-in capital in the balance sheet for all periods of 2016.

The company previously announced a quarterly cash dividend of $0.06 per share to shareholders of record on June 2, 2017, which was paid on June 23, 2017.
Dave Jackson, President and Chief Executive Officer, commented on the quarter, “The freight environment began to show signs of improvement as we experienced more non-contract opportunities during the second quarter of 2017 as compared to the same quarter last year. Our revenue per loaded mile increased slightly year over year, which marks the first year over year improvement since the third quarter of 2015. The 2017 bid season has been competitive, similar to 2016, however, we expect the recent capacity tightness and non-contract pricing strength to lead to an improved rate environment.  This quarter our tractor utilization was negatively impacted by a 3.4% decline in average length of haul and a difficult experienced driver recruiting market.  We expect these challenges to continue into the third quarter, however, our leadership remains focused on improving the productivity of our assets, expanding our brokerage business, and enhancing our cost control measures.

“Our diluted earnings per share for the second quarter were $0.22, which includes $4.2 million ($2.6 million after-tax) of expenses related to the pending merger with Swift Transportation.  Excluding the merger-related expenses, our diluted earnings per share for the second quarter were $0.25, which compares to $0.31 per diluted share in the second quarter of 2016.   A number of factors impacted our results on a year over year basis.  The decline in our miles per tractor negatively impacted our results by $0.02 per diluted share. An increase in driver payroll expenses negatively impacted our results by approximately $0.02 per diluted share, while lower gain on sale and other income year over year also negatively impacted our results by approximately $0.02.”
The following chart reflects our consolidated financial performance and that of our trucking and our logistics segments for the second quarter and first six months of 2017 and 2016.
(dollars in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Chg	2017	2016	Chg
Consolidated
Revenue, excluding trucking fuel surcharge	$247,022	$253,859	-2.7%	$492,002	$507,442	-3.0%
Operating Income	$28,410	$38,081	-25.4%	$51,048	$76,808	-33.5%
Adjusted Operating Income(1)	$32,588	$38,081	-14.4%	$55,226	$76,808	-28.1%
Adjusted Operating Ratio(1)	86.8%	85.0%	180 bps	88.8%	84.9%	390 bps

Trucking Segment
Revenue, excluding trucking fuel surcharge	$194,049	$203,930	-4.8%	$386,509	$403,343	-4.2%
Operating Income	$25,762	$35,286	-27.0%	$46,022	$71,208	-35.4%
Adjusted Operating Income(3)	$29,940	$35,286	-15.2%	$50,200	$71,208	-29.5%
Adjusted Operating Ratio(3)	84.6%	82.7%	190 bps	87.0%	82.3%	470 bps

Logistics Segment
Revenue	$52,973	$49,929	6.1%	$105,493	$104,099	1.3%
Operating Income	$2,648	$2,795	-5.3%	$5,026	$5,600	-10.3%
Operating Ratio	95.0%	94.4%	60 bps	95.2%	94.6%	60 bps

In the second quarter, the trucking segment achieved an adjusted operating ratio of 84.6% compared to 82.7% for the same quarter last year.  The operating ratio was negatively impacted by a decrease in revenue per tractor, excluding fuel surcharge, of 2.9%, year over year, attributable to a 0.3% increase in average revenue per loaded mile, a 3.0% decrease in average miles per tractor, and a 20 basis point increase in our non-paid empty mile percentage.  Driver related costs and lower gain on sale continue to present cost headwinds.  We remain focused on developing our freight network and improving the productivity of our assets.

Our logistics segment consists of brokerage, intermodal, and other logistics services.  During the second quarter of 2017, the logistics segment increased revenue 6.1% and produced an operating ratio of 95.0% compared to 94.4% for the same quarter last year.  Brokerage revenue increased 12.1% in the second quarter of 2017 when compared to the same quarter last year as load volume increased 12.4%.  The gross margin percentage decreased to 14.3% in the current quarter compared to 16.8% in the same quarter last year.  We plan to continue to invest in our logistics service offerings, which should continue to improve our return on capital compared with asset-based operations.
The used equipment market remained soft during the quarter and resulted in $0.8 million of gain on sale of revenue equipment in the second quarter of 2017, compared to $2.7 million in the same quarter of 2016. The average age of our tractor fleet is 2.6 years, which has increased from 1.8 years in the second quarter of 2016.  With rising new equipment prices and a weak used equipment market, we extended the expected trade cycle of our tractors and reduced our average tractor count by 2.0% when compared to the second quarter of 2016. Managing our fleet size and age, and resulting capital investments in the trucking segment, will continue to be part of our strategy to maintain investment returns as much as possible through fluctuations  in the supply-demand environment.
Over the last twelve months ended June 30, 2017, we have returned $22.9 million to our shareholders in the form of quarterly dividends and stock repurchases. We ended the quarter with $88.7 million of cash and cash equivalents, no long-term debt, and $816.3 million of shareholders' equity. Our net capital expenditures during the second quarter were $11.0 million, while our cash flow from operations was $52.2 million.
The company will hold a conference call on July 26, 2017, at 4:30 PM EDT, to further discuss its results of operations for the quarter ended June 30, 2017. The dial in number for this conference call is 1-855-733-9163. Slides to accompany this call will be posted on the company’s website and will be available to download prior to the scheduled conference time.  To view the presentation, please visit http://investor.knighttrans.com/events, “Second Quarter 2017 Conference Call Presentation.”
Adjusted operating ratio is a non-GAAP financial measure and is not intended to replace financial measures calculated in accordance with GAAP. This non-GAAP financial measure supplements our GAAP results in evaluating certain parts of our business.  We believe that using this measure affords a more consistent basis for comparing our results of operations from period to period. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP, is included in the tables at the end of this press release.
Knight Transportation, Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and service centers in the U.S. to serve customers throughout North America.  In addition to operating one of the country’s largest tractor fleets, Knight also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

INCOME STATEMENT DATA:

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016		2017	2016
	(Unaudited, in thousands, except per share amounts)
REVENUE:
Revenue, before fuel surcharge	$247,022	$253,859		$492,002	$507,442
Fuel surcharge	26,221	22,459		52,423	40,964
TOTAL REVENUE	273,243	276,318		544,425	548,406

OPERATING EXPENSES:
Salaries, wages and benefits	79,944	84,440		162,454	168,043
Fuel expense - gross	33,719	33,429		68,952	60,200
Operations and maintenance	20,596	19,094		41,249	37,104
Insurance and claims	8,294	8,257		16,865	17,080
Operating taxes and licenses	4,615	4,612		9,046	10,099
Communications	1,018	1,043		2,204	2,248
Depreciation and amortization	29,371	28,955		59,053	57,357
Purchased transportation	58,299	53,918		116,924	111,703
Miscellaneous operating expenses	4,799	4,489		12,452	7,764
Merger-related costs	4,178	-		4,178	-
Total operating expenses	244,833	238,237		493,377	471,598

Income from operations	28,410	38,081		51,048	76,808

Interest income	130	82		189	176
Interest expense	(54)	(258)		(136)	(559)
Other income	601	1,927		1,322	3,213
Income before income taxes	29,087	39,832		52,423	79,638
INCOME TAXES	10,828	14,618	*	19,058	30,955	*
Net income	18,259	25,214	*	33,365	48,683	*
Net income attributable to noncontrolling interest	(289)	(296)		(518)	(748)
NET INCOME ATTRIBUTABLE TO KNIGHT TRANSPORTATION	$17,970	$24,918	*	$32,847	$47,935	*

Basic Earnings Per Share	$0.22	$0.31		$0.41	$0.60
Diluted Earnings Per Share	$0.22	$0.31		$0.40	$0.59

Weighted Average Shares Outstanding - Basic	80,520	80,105		80,416	80,407
Weighted Average Shares Outstanding - Diluted	81,349	80,983		81,276	81,191

BALANCE SHEET DATA:
	06/30/17	12/31/16
ASSETS	(Unaudited, in thousands)
Cash and cash equivalents	$88,706	$8,021
Trade receivables, net of allowance for doubtful accounts	127,252	142,167
Notes receivable, net of allowance for doubtful accounts	646	560
Prepaid expenses	11,703	13,244
Assets held for sale	13,845	9,634
Other current assets	8,208	8,159
Income Tax Receivable	11,280	8,406
Total Current Assets	261,640	190,191

Property and equipment, net	759,896	802,858
Notes receivable, long-term	2,618	3,047
Goodwill	47,021	47,031
Intangible Assets, net	2,325	2,575
Other assets and restricted cash	25,908	32,823
Total Long-term Assets	837,768	888,334

Total Assets	$1,099,408	$1,078,525

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$12,775	$18,006
Accrued payroll and purchased transportation	27,008	25,017
Accrued liabilities	21,429	16,722
Claims accrual - current portion	19,905	18,633
Dividend payable - current portion	287	272
Total Current Liabilities	81,404	78,650

Claims accrual - long-term portion	14,167	13,290
Long-term dividend payable and other liabilities	1,781	1,854
Deferred tax liabilities	183,518	178,000
Long-term debt	-	18,000
Total Long-term Liabilities	199,466	211,144

Total Liabilities	280,870	289,794

Common stock	806	802
Additional paid-in capital	231,551	223,267
Retained earnings	583,988	562,404
Total Knight Transportation Shareholders' Equity	816,345	786,473
Noncontrolling interest	2,193	2,258
Total Shareholders' Equity	818,538	788,731
Total Liabilities and Shareholders' Equity	$1,099,408	$1,078,525

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
	(Unaudited)			(Unaudited)
OPERATING STATISTICS

Average Revenue Per Tractor**	$42,176	$43,414	-2.9%	$83,335	$85,943	-3.0%

Non-paid Empty Mile Percent	12.5%	12.3%	1.6%	12.5%	12.5%	0.0%

Average Length of Haul	488	505	-3.4%	493	500	-1.4%

Adjusted Operating Ratio (1)	86.8%	85.0%		88.8%	84.9%

Average Tractors - Total	4,601	4,697		4,638	4,693

Average Trailers - Total	12,310	12,289		12,377	12,128

Net Capital Expenditures (in thousands)	$11,013	$23,678		$22,588	$35,396

Cash Flow From Operations (in thousands)	$52,207	$66,183 *		$117,691	$135,558 *

* Recast to reflect the impact of the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting, to simplify several aspects of the accounting for employee share-based payment transactions, including the income tax consequences. The standard was early adopted in the fourth quarter of 2016, and impacted the income statement by reducing the income tax expense and therefore net income, while reducing additional paid-in capital in the balance sheet for all periods of 2016.

** Includes trucking segment revenue excluding fuel surcharge.

GAAP to Non-GAAP Reconciliation Schedules:
(1)
Non-GAAP reconciliation
Adjusted operating income, operating ratio, and adjusted operating ratio reconciliation (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited, in thousands)

Total revenue	$273,243	$276,318	$544,425	$548,406
Less: Trucking fuel surcharge	26,221	22,459	52,423	40,964
Revenue, excluding trucking fuel surcharge	$247,022	$253,859	$492,002	$507,442
Operating expense	244,833	238,237	493,377	471,598
Adjusted for:
Trucking fuel surcharge	(26,221)	(22,459)	(52,423)	(40,964)
Merger-related costs(b)	(4,178)	-	(4,178)	-
Adjusted operating expenses	214,434	215,778	436,776	430,634
Adjusted operating income	$32,588	$38,081	$55,226	$76,808
Operating ratio	89.6%	86.2%	90.6%	86.0%
Adjusted operating ratio	86.8%	85.0%	88.8%	84.9%

(2)
Non-GAAP reconciliation
Adjusted net income attributable to Knight and adjusted earnings per diluted share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited, in thousands, except per share amounts)

Net Income attributable to Knight	$17,970	$24,918	$32,847	$47,935
Adjusted for:
Merger-related costs (net of tax)(b)	2,607	-	2,607	-
Adjusted net income attributable to Knight	$20,577	$24,918	$35,454	$47,935

Weighted Average Shares Outstanding - Diluted	81,349	80,983	81,276	81,191

Earnings per diluted share	$0.22	$0.31	$0.40	$0.59
Adjusted for:
Merger-related costs(b)	0.03	-	$0.03	-
Adjusted earnings per diluted share	$0.25	$0.31	$0.44	$0.59

(3)
Non-GAAP reconciliation
Operating ratio and adjusted operating ratio for trucking segment (a)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited, in thousands)
Trucking
Total revenue	$220,270	$226,389	$438,932	$444,307
Less: Trucking fuel surcharge	26,221	22,459	52,423	40,964
Revenue, excluding trucking fuel surcharge	$194,049	$203,930	$386,509	$403,343
Operating expense	194,508	191,103	392,910	373,099
Adjusted for:
Trucking fuel surcharge	(26,221)	(22,459)	(52,423)	(40,964)
Merger-related costs(b)	(4,178)	-	(4,178)	-
Adjusted operating expenses	164,109	168,644	336,309	332,135
Adjusted operating income	$29,940	$35,286	$50,200	$71,208
Operating ratio	88.3%	84.4%	89.5%	84.0%
Adjusted operating ratio	84.6%	82.7%	87.0%	82.3%

(a) Adjusted operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue before fuel surcharge.  We measure our revenue, before fuel surcharge, and our operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

(b) During the second quarter of 2017, we recorded approximately $4.2 million of direct and incremental costs ($2.6 million after-tax) related to the proposed merger with Swift. These costs were primarily incurred for legal and professional fees associated with the transaction.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally may be identified by their use of terms or phrases such as "expects," "estimates," "anticipates," "projects," "believes," "plans," "intends," "may," "will," "should," "could," "potential," "continue," "future," and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, stockholder reports, Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

Contact:  David A. Jackson, President and CEO, or Adam W. Miller, CFO at (602) 606-6315

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